UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2018

Joway Health Industries Group Inc.

(Exact name of registrant specified in charter)

Nevada	333-108715	98-0221494
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 19, Baowang Road, Baodi Economic Development Zone,

Tianjin, PRC 301800

(Address of principal executive offices)  (Zip Code)

+(86) 22-22533666

Issuer’s Telephone Number

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(d) On November 27, 2018, the Board of Directors (the “Board”) of Joway Health Industries Group Inc. (the “Company” or “Joway”) appointed Jun Pang and Haibo Fan to the Board, both as independent directors under the New York Stock Exchange rules addressing director independence.

Mr. Pang has more than 15 years of relevant experience. He is presently the Purchasing and Logistics Manager for Evonik Specialty Chemicals (Jilin) Co., Ltd., where he has served as such since 2013. Prior to transitioning to his current role, Mr. Pang served since 2004 as purchasing manager, and from 2004 to 2010 he was also logistics manager for BASF Petrochina Pentyl Glycol Co., Ltd.

Mr. Fan also has more than 15 years of relevant experience. He is currently the financial controller for Jilin Petrochemical Co., Ltd. (“Jilin”), where he has served in that role since October 2007. He previously served as Jilin’s vice chief in the budget and internal accounting control departments from May 2003 until becoming Jilin’s financial controller in October 2007. From March 2002 to May 2003, Mr. Fan served as director of investment in the office of the Secretary of the Board of China Petroleum Jilin Chemical Engineering & Construction Co., Ltd.

The appointment to the Board of Messrs. Pang and Fan was made immediately following the creation of vacancies resulting from an expansion in the number of director seats from one to three. Mr. Pang and Mr. Fan have both been named to the Board’s Special Committee. The Special Committee is further described below under Item 8.01 on this Form 8-K. There are currently no plans to name either Mr. Pang or Mr. Fan to any other Board committee.

No arrangement or understanding by either Mr. Pang or Mr. Fan has been executed with any other person relating to their respective appointments as a director of the Company, nor is any such agreement or understanding contemplated at this time, and there are no transactions in which either Mr. Pang or Mr. Fan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On November 27, 2018, the Board formed a Special Committee and appointed both Messrs. Pang and Fan as its sole members to serve at the Board’s pleasure. The Special Committee was formed for the purpose of evaluating for fairness as to the Company and its shareholders certain proposed and alternative transactions not in the ordinary course of business that may from time to time arise. Recommendations about such transactions considered by the Special Committee must be submitted to the whole Board before the Board takes action with respect to any such proposed or alternative transaction. The Special Committee has wide discretion and may retain professional advisors to assist in its evaluations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Joway Health Industries Group Inc.

By:	/s/ Jinghe Zhang
Name:	Jinghe Zhang
Title:	Chief Executive Officer
Dated:	November 30, 2018

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